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                                                                   Exhibit 10.11

                     PRIVATE PLACEMENT PURCHASE AGREEMENT


                                                         September 10, 1996, but
                                                    effective as of June 7, 1996

All-Comm Media Corporation
400 Corporate Pointe
Suite 780
Culver City, California, 90230-7615

Gentlemen;

1. At a closing to occur at the offices of your company (the "Company") simultaneously herewith, the undersigned ("Subscriber") will for $50,000 per Unit (as defined below) purchase from you, and you will sell, the number of Units set forth below opposite Subscriber's name below. Such purchase by Subscriber is part of an offering in which an aggregate of 20 Units will be sold simultaneously with such sale to Subscriber. Each Unit consists of 100 shares of Series C Convertible Preferred Stock having a redemption value of $500 per share (the "Preferred") and warrants to purchase 150,000 shares of common stock of the Company (the "Warrants").

2. The Certificate of Designation for the Preferred shall be in the form of Exhibit A. The Preferred shall at the option of the holder be convertible at any time into common stock at $6.00 per share. If not theretofore converted, the Preferred shall automatically be deemed converted into common stock at such price on June 7, 1998. However, the Preferred shall not be redeemed under the preceding sentence, but shall instead be redeemed at redemption value, together with dividends accruing thereon at 8% per annum, on June 7, 1998 if the Company's common stock is not then trading on NASDAQ (or another U.S. securities exchange approved by the Securities and Exchange Commission where the common stock may then be listed) or if the registration statement referred to below has not theretofore been declared effective. The Preferred shall also be entitled to priority over the common stock in liquidation.

3. The Warrants shall be in the form of Exhibit B. The Warrants shall be exercisable at $3.00 per share and shall expire on the third anniversary of the date on which they are first exercisable or, if earlier, on the first (1st) date on which both (a) and (b) shall be true, namely (a) the registration statement referred to below shall be in effect and shall have been effective for not less than the ninety consecutive days immediately preceding such date and (b) the closing price per share of the Company's common stock on NASDAQ (or such other securities exchange where the common stock may then be listed) shall not be less than $8.00 per share and shall have been not less than $8.00 per share during the twenty consecutive trading days immediately preceding such date. For example, assume that the closing price per share shall have been $9.00 per share through October 1, 1996, that the closing price per share shall have been $7.00 per share through March 1, 1997, and that the closing price per share shall have been $8.00 per share for 20 consecutive trading days thereafter. Assume further that the Registration Statement shall have been in effect at all times from July 1, 1996. The expiration date of the Warrants shall be the close of business on the 20th trading day after March 1, 1997. All dates set forth in this paragraph shall be extended by one day for each day after December 31, 1996 on which the registration statement referred to in Section 3 is not in effect with respect to the shares purchasable under the Warrants.

3a. The Company will on or before October 7, 1996 file a registration statement on Form S-3 or Form S-l (the "Registration Statement") for the public sale by the holders of the shares which are issuable on conversion of the Preferred or upon exercise of the Warrants. The Company shall use its best efforts to cause the Registration


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Statement to become effective not later than 90 days after the date of filing, and to remain effective for two years with respect to Common Stock issued upon conversion of Preferred Stock and three years with respect to Common Stock issued upon exercise of Warrants. The registration shall be accompanied by blue sky clearances in such states as the holders may reasonably request. The Company shall pay all expenses of the registration hereunder, other than the holders' underwriting discounts. Registration rights may be assigned to assignees of the Preferred, the Warrants or the underlying stock.

4. (a) Subscriber represents and warrants that it is purchasing the Units solely for investment solely for its own account and not with a view to or for the resale or distribution thereof.

     (b) Subscriber understands that it may sell or otherwise transfer the Units, the Preferred, the Warrants or the shares of Common Stock issuable on conversion or exercise of the Preferred or the Warrants only if such transaction is duly registered under the Securities Act of 1933, as amended, under the Registration Statement or otherwise, or if Subscriber shall have received the favorable opinion of counsel to the holder, which opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act of 1933, as amended, and registration or qualification in every applicable state. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Subscriber realizes that the Units are not a liquid investment.

5. (a) Subscriber has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities Act) in evaluating the risks and merits of this investment. Subscriber has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

     (b) Subscriber represents and warrants that Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended, and shall be such on the date any shares are issued to the holder; Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the shares and understands that an investment in the Company involves substantial risks; Subscriber has the power and authority to enter into this agreement, and the execution and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to the Subscriber; and Subscriber has invested in previous transactions involving restricted securities.

6. This Agreement may not be changed or terminated except by written agreement. It shall be binding on the parties and on their personal representatives and permitted assigns. It sets forth all agreements of the parties. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies.

Subscriber:                            ALL-COMM MEDIA CORPORATION


/s/ Subscriber                         By:  /s/ Barry Peters
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                                             Barry Peters
                                       Title:  Chairman and CEO
Number of Units:     Units
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